                                                                     EXHIBIT 1.1





                                                                  EXECUTION COPY


                                  $200,000,000

                                TECO ENERGY, INC.

                              7.20% NOTES DUE 2011



                             UNDERWRITING AGREEMENT


                                                              September 21, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
    Eleven Madison Avenue,
      New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. TECO Energy, Inc., a Florida corporation ("COMPANY"), proposes to issue and sell $200,000,000 principal amount of its 7.20% Notes due 2011 ("OFFERED SECURITIES") to Credit Suisse First Boston Corporation (the "UNDERWRITER"), to be issued under an indenture, dated as of August 17, 1998 ("BASE INDENTURE"), between the Company and The Bank of New York, as trustee ("TRUSTEE"), as amended and supplemented by a fourth supplemental indenture dated as of April 30, 2001 and a fifth supplemental indenture dated as of September 10, 2001 (the Base Indenture, as so amended and supplemented, being referred to as the "INDENTURE"). The Company hereby agrees with the Underwriter as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) A registration statement (No. 333-61758), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective. Such registration statement, as amended at the date of this Agreement and including all material incorporated by reference therein, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus relating to the Offered Securities included in the Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933, as amended (the "ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any related preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date of this Agreement, or the issue date of the Prospectus, any related preliminary prospectus or preliminary prospectus supplement, as the case may be, deemed to be incorporated therein by reference.

                  (b) On the effective date of the Registration Statement relating to the Offered Securities, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes as of the date of this Agreement or will include as of the date of any amendment or supplement thereto or the Closing Date (as defined below) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act and statements in or omissions from any such documents based upon written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify could have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a "SIGNIFICANT SUBSIDIARY") (each Significant Subsidiary is listed on SCHEDULE A hereto) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each other subsidiary of the Company has been duly incorporated or formed, as the case may be, and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus), except where the failure of the foregoing to be correct would not have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects as would not have a Material Adverse Effect.

                  (e) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are validly authenticated, delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), and, in the case of the Indenture, when validly executed and delivered by the Trustee, the Indenture will have been duly executed and delivered by the Company, the Offered Securities will have been duly executed, issued and delivered by the Company and will conform to the description thereof contained in the Prospectus, and the Indenture and the Offered Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law); and the Offered Securities are entitled to the benefits of the Indenture.

                  (f) No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by the Company of its obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Offered Securities by the Company), except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

                  (g) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions of the Indenture, this Agreement and the Offered Securities will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for breaches, defaults or violations that would not result in a Material Adverse Effect or (C) the charter or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (j) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein and except the notes to the interim financial statements) and any schedules included in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the Rules and Regulations thereunder.

                  (k) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                  (l) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (m) The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUBLIC UTILITY HOLDING COMPANY ACT") and is exempt from all provisions of such Act except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. The Company is not subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Offered Securities.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company $200,000,000 principal amount of the Offered Securities. The purchase price of the Offered Securities shall consist of: (a) $160,093,129.89 (the "DOLLAR PRICE") to be retained by the Underwriter in connection with the purchase of the Outstanding Notes (as defined below) pursuant to the Purchase Agreement between the Underwriter and Morgan Stanley & Co. Incorporated, dated September 14, 2001,
(b) (i) $51,384,870.11, which includes accrued interest of $5,800,000 from May 1, 2001 to September 21, 2001 on the Offered Securities, less (ii) accrued interest on the Dollar Price to be retained by the Underwriter, calculated at the Underwriter's cost of funds, from September 17, 2001 to the Closing Date, and (c) the delivery by the Underwriter to the Company of $150,000,000 aggregate principal amount of Remarketed Notes due September 15, 2038, issued by the Company on September 16, 1998 (the "OUTSTANDING NOTES").

         The Company will deliver against payment of the purchase price (including that portion of the purchase price consisting of delivery by the Underwriter to the Company of the Outstanding Notes) the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, and to be credited to the Underwriter's account with DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by delivery by the Underwriter to the Company, or its order, of the Outstanding Notes, free of payment, and with respect to the cash portion of the purchase price, by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank, designated by the Company and open for the receipt of funds (and verification of the receipt of funds), at 9:00 a.m. (New York time), on September 26, 2001, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of DTC or its designated custodian (the "DESIGNATED OFFICE") at least one business day prior to the Closing Date.

         The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6, including the cross-receipt for the Offered Securities and any additional documents requested by the Underwriter pursuant to Section 6, will be delivered at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, and the Offered Securities will be delivered at the Designated Office, all at 9:00 A.M. on the Closing Date.

         4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the Underwriter that it will furnish to counsel for the Underwriter, one conformed copy of the registration statement relating to the Offered Securities, including all exhibits, in the form it became effective and all amendments thereto and that, in connection with the offering of the Offered Securities:

                  (a) The Company will prepare the Prospectus in a form approved by the Underwriter and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time prescribed under Rule 424(b).

                  (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplementation to which CSFB has reasonably objected in writing, and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement; PROVIDED, HOWEVER, that the foregoing shall not apply to any of the Company's periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act; and the Company will also advise the Underwriter promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (d) Not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and
         (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

                  (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Offered Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; PROVIDED, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) During the period of five years after the date of this Agreement, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the right of the Company to withhold information if required by applicable law.

                  (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Prospectus and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, (ii) any filing fees or other expenses (including fees and disbursements of counsel to the Underwriter, which fees and disbursements shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto; (iii) any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the terms of the offering of the Offered Securities and the fees and disbursements of counsel to the Underwriter in connection therewith (which counsel fees shall be included in the cap set forth above), (iv) any fees charged by investment rating agencies for the rating of the Offered Securities, and (v) expenses incurred in distributing the Prospectus, any preliminary prospectuses, or any preliminary prospectus supplements (including any amendments and supplements thereto) to the Underwriter.

                  (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Underwriter, but in no event ending later than thirty (30) days from the Closing Date.

         6. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Underwriter shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements and
                           any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Underwriter shall have received an opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement;

                           (ii) The Offered Securities and the Indenture each
                  has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued; the Offered Securities and Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Offered Securities are entitled to the benefits of the Indenture;

                           (iii) No filing, registration, or qualification with,
                  or authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as have been obtained or made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act or such as may be required under state securities laws as to which such counsel expresses no opinion;

                           (iv) The execution, delivery and performance by the
                  Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds"), do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed thereafter but on or prior to the date of such opinion, nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company; (ii) any applicable statute or rule or regulation, or (iii) any judgment, order, writ or decree known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations;

                           (v) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (vi) The Indenture has been duly qualified under the
                  Trust Indenture Act;

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) The Registration Statement has become
                  effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion within the time period required by Rule 424(b) and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                           (ix) The Company is exempt from the provisions of the
                  Public Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

                           (x) The Registration Statement, the Prospectus,
                  excluding the documents incorporated by reference therein, and each amendment or supplement thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Act, the Rules and Regulations thereunder and the Trust Indenture Act;

                           (xi) The documents incorporated by reference in the
                  Prospectus and each amendment or supplement thereto (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; and

                           (xii) The statements made in the Prospectus under the
                  captions "Description of the Notes" and "Description of Debt Securities," insofar as such statements purport to constitute a summary of the terms of any of the Indenture or the Offered Securities, constitute accurate summaries thereof in all material respects.

                           In giving such opinion, such counsel may limit its
                  opinion to the law of The Commonwealth of Massachusetts and the federal law of the United States, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of The Commonwealth of Massachusetts, the law of the State of Florida and the federal law of the United States, upon the opinion of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto, or other financial data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Underwriter but is without independent check and verification.

                  (e) The Underwriter shall have received an opinion, dated the Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                           (ii) Each Significant Subsidiary has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and, to the best of such counsel's knowledge, beneficially, by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any lien, encumbrance or defect; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel's knowledge, similar rights of any securityholder of such Significant Subsidiary;

                           (iii) The Offered Securities and the Indenture each
                  has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iv) All descriptions in the Registration Statement
                  of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

                           (v) No filing, registration, or qualification with,
                  or authorization, approval, consent, license, order or decree of, any court or governmental agency or body, including without limitation the Florida Public Service Commission, is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as have been obtained and made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act and such as may be required under state securities laws as to which such counsel expresses no opinion;

                           (vi) The execution, delivery and performance by the
                  Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed thereafter but on or prior to the date of such opinion, nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company or any Significant Subsidiary, (ii) any applicable statute, rule or regulation, or (iii) any judgment, order, writ or decree known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, assets or operations; and

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                  In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Underwriter.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto, or other financial data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Underwriter but is without independent check and verification.

                  (f) The Underwriter shall have received from Ropes & Gray, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (h) The Underwriter shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter.

      7. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection
         (b) below; and, PROVIDED, FURTHER, that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof if the Underwriter did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Offered Securities to such person (but only to the extent that such loss, claim, damage or liability is determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by the Underwriter at or prior to confirmation of sale) in any case where such delivery is required by the Act, the Company has provided to the Underwriter sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable the Underwriter to deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented).

                  (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus: (i) the selling concession and discount reallowance figures and the third sentence appearing in the fourth paragraph under the caption "Underwriting", (ii) the second clause of the second sentence and the third sentence appearing in the sixth paragraph under the caption "Underwriting", and (iii) the information contained in the seventh and tenth paragraphs under the caption "Underwriting". Notwithstanding the foregoing, indemnification under this Section 7(b) shall not be available to the Company with respect to the information in the seventh paragraph under the caption "Underwriting" in the Prospectus to the extent such information is an untrue statement or alleged untrue statement because the Offered Securities are not of the class and type of securities described in Rule 2720(c)(3)(C) of the Conduct Rules of the National Association of Securities Dealers, Inc.


                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this

         Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602, Attention: Corporate Secretary.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of the Offered Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         11. Representation of the Underwriter. The Underwriter represents to the Company that on the Closing Date the Underwriter will deliver the Outstanding Notes to the Company free and clear of any pledge, lien, security interest, encumbrance or claim that the Underwriter created, permitted or imposed on the Outstanding Notes from September 17, 2001 to the Closing Date; and to the knowledge of the Underwriter, the Outstanding Notes to be delivered by the Underwriter pursuant to this Agreement were at the time acquired by the Underwriter free of any pledges, liens, security interests, encumbrances or claims; and the Underwriter has full power and authority to effect the delivery of the Outstanding Notes as contemplated by this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                   Very truly yours,

                                   TECO ENERGY, INC.



                                   By       /s/ Gordon L. Gillette
                                      -----------------------------------------
                                   Name:   Gordon L. Gillette
                                   Title:  Senior Vice President - Finance and
                                           Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

  CREDIT SUISSE FIRST BOSTON CORPORATION



  By:      /s/ Michael D. Rose
      ------------------------------
  Name:    Michael D. Rose
  Title:   Director

                                   SCHEDULE A

                        LIST OF SIGNIFICANT SUBSIDIARIES

1.     Tampa Electric Company

2.     TECO Power Services Corporation

3.     TECO Transport Corporation

4.     TECO Coal Corporation

5.     TECO Diversified, Inc.





                                       B-1